Exhibit 10.1

FIRST AMENDMENT TO EXECUTIVE

CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE CHANGE IN CONTROL SEVERANCE AGREEMENT (“Amendment”) is made and entered into as of February 27, 2026 (the “Effective Date”), by and among Simmons First National Corporation (“Company”), an Arkansas corporation, Simmons Bank (“Bank” and together with the Company (as more fully described in Article 12 of the Executive Change in Control Severance Agreement), “Simmons”), an Arkansas state bank and James M. Brogdon (“Executive”).

R E C I T A L S:

WHEREAS, Simmons and the Executive executed the Executive Change in Control Severance Agreement (“Agreement”), effective July 30, 2021;

WHEREAS, the Agreement provides that if a Change in Control occurs during an Agreement Term, subject to the terms and conditions of the Agreement, the Executive is entitled to Termination Compensation equal to two (2) times the Executive’s Base Period Income;

WHEREAS, effective January 1, 2026, the Executive assumed the additional role of Chief Executive Officer and joined the Company’s board of directors (“Company Board”); and

WHEREAS, on January 28, 2026, in recognition of the Executive assuming the additional role of Chief Executive Officer, the Company Board approved amending the Agreement such that if a Change in Control occurs during an Agreement Term, subject to the terms and conditions of the Agreement, the Executive shall be entitled to Termination Compensation equal to three (3) times the Executive’s Base Period Income;

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein and in the Agreement, and the compensation Simmons agrees herein to pay the Executive, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Simmons and the Executive agree to amend the Agreement as follows:

AMENDMENT

A. Paragraph 2.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.5 Termination Compensation. Termination Compensation equal to three (3) times the Executive’s Base Period Income shall be paid to the Executive in a single sum payment in cash on the thirtieth (30th) business day after the later of (a) the Control Change Date and (b) the date of the Executive’s employment termination; provided that if at the time of the Executive’s termination of employment the Executive is a Specified Employee, then payments of the Termination Compensation to the Executive shall be made on the first day of the seventh (7th) month following the Executive’s employment termination.

B. Except as specifically amended herein, all other terms, conditions, and provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EXECUTIVE:

/s/ James M. Brogdon
James M. Brogdon

COMPANY:	SIMMONS FIRST NATIONAL CORPORATION

	By:	/s/ Jena Compton
	Title:	EVP Chief People Officer

BANK:	SIMMONS BANK

	By:	/s/ Jena Compton
	Title:	EVP Chief People Officer

2